12900 Preston Road, Suite 700 Dallas, Texas 75230 T 972.233.8242 F 972.233.7362

CAPITAL SOUTHWEST CORPORATION ANNOUNCES 3/31/12 NET ASSET VALUE

DALLAS – May 1, 2012 – Capital Southwest Corporation (NASDAQ: CSWC) today reported total net assets at March 31, 2012 of $628,707,006 equivalent to $167.45 per share.  Comparative annual data is summarized below:

	March 31, 2012	December 31, 2011	March 31, 2011

Net assets	$628,707,006	$551,750,266	$539,233,139

Shares outstanding	3,754,538	3,754,538	3,753,038

Net assets per share	$167.45	$146.95	$143.68

Assuming reinvestment of all dividends and tax credits on retained long-term capital gains, the March 31, 2012 net asset value was 18.1% greater than the March 31, 2011 net asset value of $143.68 per share and 14.0% above the December 31, 2011 net asset value of $146.95 per share.

In March 2012, Form S-3 registration statements for Alamo Group, Inc. (NYSE:  ALG), Encore Wire Corporation (NASDAQ: WIRE), and Heelys, Inc. (NASDAQ: HLYS) were filed with the Securities and Exchange Commission (SEC).  As a result of these registrations becoming effective with the SEC, restrictions under Rule 144 of the Securities Act of 1933 were lifted and valuation discounts previously applied to these holdings were removed.  Had the prior period discounts been applied to ALG, WIRE, and HLYS, the resulting net asset value would have been $597,793,096, or $159.22 per share.  This would have represented increases of 12.3% and 8.3% over the March 31, 2011 and December 31, 2011 net asset values, respectively.

About Capital Southwest Corporation
Capital Southwest is celebrating over 50 years of helping companies grow and prosper. Since our founding in 1961, we have operated as a business development company with a refreshingly different mindset:  we provide capital to exceptional businesses and have the patience and flexibility to hold investments indefinitely, enabling companies to achieve their potential. Visit our website at www.CapitalSouthwest.com to learn about our investment criteria and how our capital can accelerate your company’s growth.

This press release may contain historical information and forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the business, financial condition and results of operations of the Company. The words "believe," "expect," "intend," "plan," "should" and similar expressions are intended to identify forward-looking statements. Such statements reflect the current views, assumptions and expectations of the Company with respect to future events and are subject to risks and uncertainties. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in the markets in which the Company operates and in general economic and business conditions, competitive pressures, changes in business strategy and various other factors, both referenced and not referenced in this press release. Certain factors that may affect the Company and its results of operations, are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and the Company’s subsequent periodic filings with the Securities and Exchange Commission. The Company does not assume any obligation to update these forward-looking statements.  This release may also contain non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to any non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP.  These non-GAAP measures are provided only to enhance investors overall understanding of our financial performance.

Contact:                 Gary L. Martin or Tracy L. Morris
 972-233-8242
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